Exhibit 10.2(b)

RESTRICTED STOCK AWARD (RSA) AGREEMENT
UNDER THE
ACTUANT CORPORATION 2009 OMNIBUS INCENTIVE PLAN
(Officer Grant)

GRANTEE:                                           «First_Name» «Last_Name»

GRANTEE'S ADDRESS:                    «Address_Line_1»
«City» «State» «ZIP_Code»
«Country»
NUMBER OF RSAs AWARDED:             «shares»

DATE OF GRANT:	«grant_date»

Actuant Corporation and the above named Grantee hereby agree as follows:

1.Number of RSAs Awarded.  Actuant Corporation, a Wisconsin corporation (hereinafter called the “Company”) hereby grants to the Grantee that number of shares of Common Stock of the Company listed above, subject to the restrictions set forth in Paragraph 4 of this Agreement (“RSAs Awarded”).

2.Plan.  The RSAs Awarded are granted under and subject to the terms of the Actuant Corporation 2009 Omnibus Incentive Plan (herein called the “Plan”).  In the event of any conflict between any provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.  Terms defined in the Plan where used herein shall have the meanings as so defined.  Grantee hereby acknowledges receipt of a copy of the Plan.

3.         Dividend Equivalents.  The Grantee shall not receive payments equivalent to dividends or other distributions with respect to shares of Common Stock underlying the RSAs Awarded during the Restricted Period.

4.       Restrictions.  Subject to the Grantee’s continued employment with the Company or an affiliate thereof, and except as otherwise provided herein or in the Plan, the RSAs Awarded shall vest and become nonforfeitable only as set forth in the following table:

Years from Date of Grant	Vested Percentage of RSAs Awarded
After Three Years	50%
After Five Years	100%

The period of time during which the RSAs Awarded are forfeitable is referred to as the “Restricted Period”.  If the Grantee’s employment with the Company or one of its subsidiaries terminates during the Restricted Period, the unvested RSAs Awarded shall be forfeited to the Company on the date of such termination, without any further obligations of the Company to the Grantee and all rights of the Grantee with respect to the unvested RSAs Awarded shall terminate.  Notwithstanding the foregoing, in the event that the Grantee’s employment with the Company shall cease because of the Grantee’s death, the RSAs Awarded shall immediately become fully vested. Further, in the event that the Grantee’s employment with the Company shall cease because of retirement after age 60, or disability, the Committee or its designee may, in its discretion, determine that the RSAs Awarded, or a portion thereof, shall become fully vested.

5.       Custody.  The RSAs Awarded may be credited to Grantee in book entry form and shall be held in custody by the Company (or by a third-party trustee duly authorized by the Company) until the applicable restrictions have expired.  If any certificates are issued for the RSAs Awarded or any of the Proceeds (as defined in Paragraph 7 of this Agreement) during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Grantee shall deliver a signed, blank stock power to the Company relating thereto.

6.       Expiration of Restrictions on RSAs Awarded and Tax Withholding.  If withholding of taxes is not required, none will be taken and the restrictions described in Paragraph 4 of this Agreement shall expire with respect to the gross number of shares of Common Stock of the Company equal to the number of RSAs Awarded to the Grantee following the expiration of the Restricted Period, and in any event, no later than 2-½ months after the end of the calendar year in which the Restricted Period expires.  If withholding is required, in satisfaction of any withholding obligations under federal, state or local tax laws, the Company may (i) require the Grantee to pay to the Company in cash the entire amount or any portion of any taxes which the Company is required to withhold, or (ii) require the Grantee to authorize any properly authorized third-party to sell the number of shares of Common Stock that are the subject of the RSAs Awarded having a Fair Market Value equal to the sums required to be withheld, and to remit the proceeds thereof to the Company for payment of the taxes which the Company is required to withhold with respect to the RSAs Awarded.  For purposes of administrative ease, the number of any shares of Common Stock sold may be rounded up or down to the nearest whole share.  The Grantee shall be responsible for any taxes relating to the RSAs Awarded and the surrender thereof not satisfied by the methods described above for the Company’s satisfaction of its withholding obligations. Unless otherwise determined by the Company, the Grantee shall be entitled to elect, in accordance with procedures determined by the Company, the method of satisfying his or her withholding obligations, and, in the event no such election is properly made, the Company shall require the shares to be sold using the method described in (ii) above.

7.       Rights During Restricted Period.  The Grantee, during the Restricted Period, shall have the right to vote the shares of Common Stock that are the subject of the RSAs Awarded; but shall have no rights to receive any stock dividends, stock rights or other securities issued with respect to the RSAs Awarded (collectively, the “Proceeds”), which Proceeds shall inure solely to the benefit of the Company.

8.       No Rights to Continued Employment.  Neither the Plan nor this Agreement nor the Award shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate Grantee’s employment at any time.

9.    Changes of Control, Sale of Operating Unit. The Committee may, in its complete discretion, determine the vesting and treatment of the Award, if (a) a Change in Control (as defined in the Plan) occurs when the Grantee is employed by the Company and before the end of the Restricted Period, or (b) the Company sells an operating unit (subsidiary or division) employing the Grantee and the Grantee ceases to be employed by the Company or any affiliate as a result of such disposition. Any vesting of Common Stock pursuant to such determination will be made in accordance with the general payment and timing provisions in Paragraph 6.

10.    Corporate Spinoff. In the event of a corporate spinoff separating the Company into two or more separate entities, the Committee may, in its complete discretion, adjust this Agreement in such manner as it deems appropriate. The Committee also may, in its complete discretion, determine that a corporate spinoff separating the Company into two or more separate entities shall not be deemed a Change in Control for purposes of this Agreement. If Grantee is employed by one of the separate entities and the separate successor entity has a subsequent Change in Control (as determined by the Committee), the subsequent Change in Control shall be deemed a Change in Control for purposes of this Agreement and the provisions of Paragraph 9 shall apply.

11.    Special Accelerated Vesting Rule for Corporate Officers. A corporate officer who (a) voluntarily terminates employment after eight years with the Company, (b) provides at least one year advance notice to the Committee of such termination and has such termination accepted by the Committee, (c) in fact remains an employee for such period, and (d) terminates his employment at the end of the agreed upon period, shall be fully vested in the RSUs Awarded.

12.    Compensation Recovery. This Award shall be subject to recovery by the Company under its Compensation Recoupment Policy or any similar policy the Company may adopt or amend from time to time.

13.     Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee may be addressed to him/her at his/her address as it appears on the Company’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, in the United States mail.

14.     Code Section 409A. This Agreement is intended to comply with, or otherwise be exempt from, Code Section 409A. This Agreement shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption therefrom. Should any provision of this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Grantee, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. If any of the payments under this Agreement are subject to Code Section 409A and the Company determines that the Employee is a “specified employee” under Code Section 409A at the time of the Employee’s separation from service, then each such payment will not be made or commence until the date which is the first day of the seventh month after the Employee’s separation from service, and any payments that otherwise would have been paid during the first six months after the Employee’s separation from service will be paid in a lump sum on the first day of the seventh month after the Employee’s separation from service or upon the Employee’s death, if earlier. Such deferral will be effected only to the extent required to avoid adverse tax treatment to the Employee under Code Section 409A.

15.    Transferability of Award. Prior to the end of the Restricted Period described in Paragraph 4 of this Agreement, RSAs Awarded may not be transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

16.    Prohibition Against Pledge, Attachment, etc. Except as otherwise herein provided, this Award and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by Grantee in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

17.    Wisconsin Contract. This award has been granted in Wisconsin and shall be construed under the laws of that state.

Accepted as of the date of grant in accordance with, and subject to, the above terms and conditions of this Agreement and of the Plan document, a copy of which has been received by me.

                                                                                    ______________________________
«First_Name» «Last_Name»